EXHIBIT 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED OR DISPOSED OF UNLESS AND UNTIL THIS
NOTE IS REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.


                                 PROMISSORY NOTE
                                 ---------------

$1,000,000.00                                                    August 15, 2006

         For value received, Airgate Technologies, a Texas Corporation ("AIRGATE"), and The X-Change Corporation, a Nevada corporation ("X-CHANGE", and collectively with Airgate, "BORROWERS"), jointly and severally promise to pay to the order of Melissa CR 364 Ltd., a Texas limited Partnership ("LENDER") at 416 CR 364 Melissa, TX 75454, or at such other address as Lender shall from time to time specify in writing, the principal sum of One Million AND NO/100 DOLLARS ($1,000,000.00) (the "MAXIMUM AMOUNT"), or so much thereof as may be advanced by Lender pursuant to the terms hereunder, in legal and lawful money of the United States of America, with interest on the outstanding principal from the date advanced until paid at the rate set out below. Interest shall be computed on a per annum basis of a year of 360 days, and for the actual number of days elapsed. All payments to Lender under this Note shall be without offset.

         1. LOAN; ADVANCES.

                  (a) LOAN. Subject to Borrowers' compliance with the terms of this Note, Lender agrees to make loan advances (each such advance, a "LOAN" and collectively, the "LOANS") to Airgate or on behalf of Airgate from time to time in immediately available funds, in the amount determined pursuant to Section 1(b), until a Maximum amount of One Million ($1,000,000.00) Dollars has been reached. Notwithstanding anything contained herein to the contrary, Lender shall not be obligated to make a Loan requested under Section 1(b) if the outstanding principal amount of all Loans made by Lender, after giving effect to the proposed Loan requested by Borrower, shall exceed the Maximum Amount. At the date of the execution of this promissory note the initial advance covering all previous notes due from borrower is acknowledged to be Seven Hundred Fifty Eight Thousand and Eighty Five and no/100 dollars ($758,085.00). This amount includes any and all interest due on the previous notes which was due through August 1, 2006.

                  (b) REQUEST FOR LOAN. Airgate shall provide X-Change and Lender with a request for each draw. Subject to Borrowers compliance with the terms of this Note, Lender agrees to make a Loan equal to the amount of each draw by wire transfer or check in immediately available funds no later than five (5) days following Lender's receipt of such request.

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                  (c) RECORDATION OF AMOUNT OF ADVANCES. In the absence of
         manifest error, the books and records of Lender shall be conclusive and binding upon Borrowers as to the principal balance of the Loan outstanding at any time and the amount of accrued interest thereon.

         2. INTEREST RATE. Interest on the outstanding and unpaid principal balance hereof shall be computed at a per annum rate equal to the lesser of (a) 10.00%, or (b) the Maximum Legal Rate (as defined below). In no event will the interest rate stated herein be an amount less than the Applicable Federal Rate (the "AFR") proscribed by the Internal Revenue Service for this Note to have adequate stated interest for debt instruments of the same nature and term as this Note. Notwithstanding anything herein to the contrary, should the interest rate stated herein be insufficient to meet the required AFR, then such interest rate will be adjusted accordingly retroactive to the date of this Note. If this Note has already been repaid in full, then an additional interest amount will be computed in accordance with the immediately preceding sentence and immediately paid by Borrowers, along with interest on the amount of such additional interest through the date of payment at a rate per annum equal to the then existing interest rate on this Note.

         3. PAYMENT OF LOAN AND INTEREST. Borrowers hereby unconditionally promise to pay to Lender the then unpaid principal amount, together with all unpaid accrued interest, of the Loans as follows:

                  (a) This Note is due and payable as follows, to-wit: Interest only for a period of 24 months when the entire balance shall be due and payable. The first such payment due and payable on the 1st day of November, 2006, and a like installment shall be due and payable on the same day of each succeeding quarter thereafter until the total principal of $ any outstanding amount up to the maximum loan amount is paid in full. If each payment is not paid on time, the remaining balance will be subject to the maximum amount of interest permitted by the Laws of the State of Texas.

                  (b) To induce the lender to enter into this loan, the borrower's have pledged 100% of the outstanding stock in AirGATE Technologies Inc, a Texas Corporation (AGTI), doing business at 710 Century Blvd, Allen, TX 75013. Lender agrees that the AGTI stock will be returned The X-Change Corporation when this note is paid in full.

                  (c) At the sole discretion of lender the principal amount and any accrued interest that is due and payable on this note may be converted into restricted common stock of The X-Change Corporation, at any time during the term of this note. The conversion rate shall be at 50% of the closing price of The X-Change Corporation common stock on August 11, 2006. Said closing price was $1.65.

         4. ADJUSTMENT UPON REORGANIZATION OF COMPANY. In case of any capital reorganization, conversion, reclassification or recapitalization of the Common Stock or in case X-Change consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any other person or entity, upon consummation of any such transaction the payment obligations of Borrowers contained in SECTION 3 shall become payable in the kind and amount of securities, cash or other assets that the holder of Shares receives as consideration for such transaction, or as a result of its ownership of the Shares in connection with such transaction.

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

         5. OPTIONAL PREPAYMENT. Borrowers reserve the right to prepay, prior to maturity, all or any part of the principal of this Note without penalty. Any prepayments shall be applied first to accrued interest and then to principal.


         6. REPRESENTATIONS AND WARRANTIES OF X-CHANGE. X-Change hereby represents and warrants to Lender that, the statements contained in the following paragraphs of this Section 6 are all true and correct as of the date hereof:

                  (a) X-Change is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted.

                  (b) X-Change has all requisite legal and corporate power to enter into, execute and deliver this Note. This Note is a valid and binding obligation of X-Change, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights.

                  (c) All corporate and legal action on the part of X-Change, its officers, directors and shareholders necessary for the execution and delivery of this Note and the performance of X-Change's obligations hereunder have been taken.

                  (d) No consent, approval, order or authorization of, or designation, registration, declaration or filing with, any federal, state, local or other governmental authority on the part of X-Change is required in connection with the valid execution and delivery of this Note.

         7. REPRESENTATIONS AND WARRANTIES OF AIRGATE. Airgate hereby represents and warrants to Lender that, the statements contained in the following paragraphs of this Section 7 are all true and correct as of the date hereof:

                  (a) Airgate has all requisite legal power to enter into, execute and deliver this Note. This Note is a valid and binding obligation of Airgate, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights.

                  (b) No consent, approval, order or authorization of, or designation, registration, declaration or filing with, any federal, state, local or other governmental authority on the part of Airgate is required in connection with the valid execution and delivery of this Note.

                                       3
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         8. REPRESENTATIONS AND WARRANTIES OF LENDER. Lender represents and warrants to Borrowers as of the date hereof as follows:

                  (a) This Note is made with Lender in reliance upon Lender's representation to Borrowers, evidenced by Lender's execution of this Note, that Lender is acquiring the Note for investment for Lender's own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act or the laws of the State of Texas. Lender has the full right, power, authority and capacity to enter into and perform this Note and the Note will constitute a valid and binding obligation upon Lender, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights.

                  (b) Lender (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Lender's prospective investment in the Note; (ii) has the ability to bear the economic risks of Lender's prospective investment;
         (iii) has had all questions which have been asked by Lender satisfactorily answered by each Borrower; (iv) has not been offered the Note by any form of advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any such media. Lender represents and warrants that it is an "accredited investor" within the meaning of Rule 501(a) of Regulation D of the Securities Act; and (v) has acquired this Note for investment purposes and not with a view toward the distribution or sale hereof.

         9. EVENTS OF DEFAULT. Without notice or demand (which are hereby waived), the entire unpaid principal balance of and all accrued interest on this Note shall immediately become due and payable at the option of the holder hereof upon the occurrence of any one or more of the following events of default (individually or collectively, herein called an "EVENT OF DEFAULT"):

                  (a) Borrowers shall fail to make any payment, return, forfeit or transfer any Shares, or issue any Common Stock on the date by which such payment, return, forfeiture, transfer or issuance is due pursuant to the terms provided herein (whether due at stated maturity, on demand, upon acceleration or otherwise) and such failure shall not be remedied within ten (10) days after the occurrence thereof;

                  (b) Any representation or warranty made by any Borrower in this Note or in any certificate or document furnished in connection with this Note or therewith shall prove to have been untrue or incorrect in any material respect when made;

                  (c) Any Borrower shall fail or neglect to perform, keep or observe any covenant contained in this Note and such default shall not be remedied within thirty (30) days after such Borrower learns of such failure to comply, whether by its own discovery or through notice from Lender (other than a breach caused solely by a violation by Lender of its obligations under this Note); or

                                       4
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                  (d) Any Borrower shall (i) become insolvent within the meaning of the Bankruptcy Code of the United States, as amended, (ii) admit in writing its or his inability to pay or otherwise fail to pay its or his debts generally as they become due, (iii) voluntarily seek, consent to, or acquiesce in the benefit or benefits of any Debtor Relief Law (meaning the Bankruptcy Code of the United States, as amended, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally), or (iv) be made the subject of any proceeding provided for by any Debtor Relief Law that could suspend or otherwise affect any of the rights of the holder hereof.

         10. REMEDIES UPON AN EVENT OF DEFAULT. Upon the occurrence of an Event of Default, the holder of this Note may (a) offset against this Note any sum or sums owed by the holder hereof to any Borrower, and (b) proceed to protect and enforce its rights either by suit in equity and/or by action at law, or by other appropriate proceedings, whether for the specific performance of any covenant or agreement contained in this Note or any document or instrument executed and delivered by any Borrower in connection with this Note or in aid of the exercise of any power or right granted by this Note or any document or instrument executed and delivered by any Borrower in connection with or securing this Note or to enforce any other legal or equitable right of the holder of this Note.

         11. DEFAULT RATE. Following the occurrence and during the continuance of an Event of Default, all unpaid principal and interest shall bear interest at a rate per annum equal to the lesser of (a) the Maximum Legal Rate, or (b) eighteen percent (18%).

         12. NO USURY INTENDED; USURY SAVINGS CLAUSE. In no event shall interest contracted for, charged or received hereunder, plus any other charges in connection herewith which constitute interest, exceed the maximum interest permitted by applicable law (the "MAXIMUM LEGAL RATE"). The amounts of such interest or other charges previously paid to the holder of the Note in excess of the amounts permitted by applicable law shall be applied by the holder of the Note to reduce the principal of the indebtedness evidenced by the Note, or, at the option of the holder of the Note, be refunded. To the extent permitted by applicable law, determination of the legal maximum amount of interest shall at all times be made by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the loan and indebtedness, all interest at any time contracted for, charged or received from any Borrower hereof in connection with the loan and indebtedness evidenced hereby, so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof.

         13. GOVERNING LAW. This Note shall be governed by and construed in accordance with the domestic laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas. Any legal action or proceeding with respect to this Note may be brought in any Texas state or federal court sitting


                                       5
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in Dallas County, Texas, and, by execution and delivery of this Note, each
Borrower and Lender hereby accept for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Borrower hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

         14. NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing and shall be deemed duly given (a) when sent if by confirmed facsimile; (b) the next business day if by overnight delivery; or (c) five business days after the date when sent if by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

        IF TO BORROWERS:                        COPY TO:
        ----------------                        --------

        710 Century Parkway                     Baker & McKenzie LLP
        Allen, Texas  75013                     2001 Ross Avenue, Suite 2300
        Attention: Michael Sheriff              Dallas, TX 75201
        Telephone:        (972) 747-0051        Attention: W. Crews Lott
        Facsimile:        (972) 359-6334        Telephone:        (214) 978-3000
                                                Facsimile:        (214) 978-3099
        IF TO LENDER:
        -------------

        Melissa 364 Ltd.
        416 CR 364
        Melissa, TX 75454

        Telephone:        (972) 837-4272


         15. CAPTIONS. The captions in this Note are inserted for convenience only and are not to be used to limit the terms herein.

         16. CUMULATIVE RIGHTS. No delay on the part of the holder of this Note in the exercise of any power or right under this Note, or under any document or instrument executed in connection herewith, shall operate as a waiver thereof, nor shall a single or partial exercise of any other power or right. Enforcement by the holder of this Note of any security for the payment hereof shall not constitute any election by it of remedies so as to preclude the exercise of any other remedy available to it.

         17. WAIVER. Each Borrower, and each surety, endorser, guarantor, and other party ever liable for the payment of any sum of money payable on this Note, jointly and severally waives (in each case only after the occurrence and during the continuation of an Event of Default) demand, presentment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and any and all lack of diligence or delay in collection or the filing of suit hereon which may occur; and agrees that its liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, or by any release or change in any security for the payment of this Note.

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         18. SEVERABILITY. If any provision of this Note shall be held to be unenforceable by a court of competent jurisdiction, such provision shall be severed from this Note and the remainder of this Note shall continue in full force and effect.

         19. NO THIRD PARTY BENEFICIARIES. This Note shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

         20. JOINT AND SEVERAL OBLIGATIONS. Notwithstanding anything herein to the contrary, the indebtedness evidenced by this Note and all other obligations hereunder are joint and several obligations of Borrowers, and Lender may seek payment in full of any amounts due hereunder from any Borrower. Each Borrower agrees that his joint and several obligations hereunder shall be absolute and unconditional and shall not be discharged until all obligations hereunder have been paid in full.

         21. COUNTERPARTS. This Note may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         22. ASSIGNMENT. This Note, or any portion hereof, may not be assigned by any Borrower or by Lender without the consent of each other Borrower and Lender, and any such assignment made without such consent will be void.

         23. ATTORNEYS' FEES AND COSTS. Borrowers jointly and severally agree to pay Lender's reasonable attorneys' fees and costs incurred in collecting or attempting to collect this Note, whether by suit or otherwise.

         24. PREVIOUS ADVANCES. Each Borrower and Lender acknowledge and agree that Lender has previously advanced Loans equal to $758,085 in the aggregate prior to the date hereof, and that such Loans shall be deemed to be Loans advanced hereunder and shall be payable pursuant to the terms hereof.

         25. NO ORAL AGREEMENTS. THIS NOTE CONSTITUTES A WRITTEN LOAN AGREEMENT AND REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         26. FURTHER ASSURANCES. Borrowers shall, from time to time at the request of Lender, do all further acts and things as may in the reasonable opinion of Lender be necessary or advisable to effectuate the transaction and other matters contemplated hereby, including, without limitation, in connection with the transfer of shares of Common Stock.


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                            INTENTIONALLY LEFT BLANK




                                                     BORROWERS:
                                                     ----------

                                                     THE X-CHANGE CORPORATION,
                                                     a Nevada corporation

                                                     By:
                                                         -----------------------
                                                         Name:Michael Sheriff
                                                     Title:President and CEO


                                                     AirGATE Technologies, Inc.
                                                     a Texas corporation

                                                     By:
                                                         -----------------------
                                                          Name:Michael Sheriff
                                                     Title:President and CEO

                                                     l


                                                     LENDER:
                                                     -------


                                                     By:
                                                         -----------------------
                                                          Name: Melissa CR 364
                                                     Ltd., a Texas Limited
                                                     Partnership



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